UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2019
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD.

On January 7 and January 8, 2019, key executives of Alimera Sciences, Inc. (“Alimera”) will attend the 2019 J.P. Morgan Healthcare Conference in San Francisco, CA. Before this event, Richard S. Eiswirth, Jr., Alimera’s President and Chief Executive Officer, confirmed that Alimera expects record annual 2018 and fourth quarter 2018 revenues, with 2018 GAAP net revenue in excess of $45 million and fourth quarter 2018 GAAP net revenue in excess of $13 million. Additionally, Alimera anticipates reporting positive adjusted EBITDA for the three months ended December 31, 2018. In making this announcement, Alimera confirmed the previous estimates in its Current Report on Form 8-K dated December 4, 2018. Alimera intends to release in mid-February 2019 its results of operations for the quarter and year ended December 31, 2018.

On January 7, 2019, Alimera issued a press release announcing the expected results described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Non-GAAP Financial Measure

Adjusted EBITDA, a non-GAAP financial measure, is earnings before interest, taxes, depreciation, amortization, stock-based compensation expenses, net unrealized gains and losses from foreign currency exchange transactions, gains and losses from the change in the fair value of derivative warrant liability, certain one-time non-cash accrued expenses and losses on extinguishment of debt. Alimera reports its financial results in compliance with GAAP but believes that the non-GAAP measure of Adjusted EBITDA is a useful measure in evaluating Alimera’s operating performance. Alimera uses Adjusted EBITDA in the management of its business. Adjusted EBITDA, as presented, may not be comparable to a similarly titled measure reported by other companies because not all companies may calculate Adjusted EBITDA in an identical manner. Therefore, it is not necessarily an accurate measure of comparison between companies. The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for guidance prepared in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant elements required by GAAP to be recorded in Alimera’s financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management in determining this non-GAAP financial measure. To compensate for these limitations, Alimera will present its non-GAAP financial results in connection with its GAAP results when Alimera reports its results for the fourth quarter of 2018 and the full 2018 year. Alimera will encourage investors to review the reconciliation of each of its non-GAAP financial measures to its most directly comparable GAAP financial measure.

Forward Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding expected 2018 GAAP net revenue, fourth quarter 2018 GAAP net revenue and fourth quarter 2018 Adjusted EBITDA. These forward-looking statements are based on current expectations and involve inherent risks and uncertainties and could cause actual results to differ materially from those projected in the forward-looking statements. Meaningful factors that could cause actual results to differ include, but are not limited to, (a) unexpected accounting adjustments or other unexpected circumstances, and (b) other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2017 and Alimera’s Quarterly Report on Form 10-Q for the three months ended September 30, 2018, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at http://www.sec.gov.

Besides the risks described above and in Alimera’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors could affect Alimera’s the results anticipated in the forward-looking statements. There can be no assurance that these results will be achieved as expected. The forward-looking statements contained in this report are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. The forward-looking statements in this report speak only as of the date of this report (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of Alimera Sciences, Inc. dated January 7, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: January 7, 2019	By:	/s/ J. Philip Jones
	Name:	J. Philip Jones
	Title:	Chief Financial Officer